Asset Allocation Trust

Evergreen Equity Trust

Evergreen Fixed Income Trust

Evergreen International Trust

Evergreen Money Market Trust

Evergreen Municipal Trust

Evergreen Select Equity Trust

Evergreen Select Fixed Income Trust

Evergreen Select Money Market Trust

Evergreen Variable Annuity Trust

Evergreen Diversified Income Opportunities Fund

Evergreen Global Dividend Opportunity Fund

Evergreen Income Advantage Fund

Evergreen Managed Income Fund

Evergreen Utilities and High Income Fund

Evergreen International Balanced Income Fund

Code of Ethics

Policy on Personal Securities Transactions

Revised

January 4, 2010

Table of Contents

1.     Overview... 1

1.1       Code of Ethics. 1

1.2       Access Person. 1

1.3       Our Duties and Responsibilities to You. 2

1.4       Your Duty of Loyalty. 2

1.5       Standards of Business Conduct3

2.     Personal Securities Transactions. 3

2.1       Conflicts of Interest3

2.2       Reporting Your Personal Securities Transactions. 5

2.3       Reports of the CCO.. 6

2.4       Exceptions to Reporting. 6

2.5       Access Person Trade Procedures. 7

2.6       Summary of What You Need to Report if You Are Required. 9

2.7       Your Reports are Kept Confidential9

3.     Code Violations. 10

3.1       Investigating Code Violations. 10

3.2       Penalties. 10

4.     Annual Written Reports to the Boards of Trustees. 11

5.     Record Retention.. 12

Appendix A Definitions. 13

Appendix B Acknowledgement And Certification.. 17

Appendix C Quarterly Personal Securities Transactions Report. 18

Appendix D Initial Holdings Report. 19

Appendix E Annual Holdings Report. 20

Overview

Code of Ethics

All Evergreen Trusts (including all “feeder funds” of any Evergreen Trust that are advised or administered by Evergreen Investment Management Company, LLC (“EIMCO”), an investment adviser registered under the Investment Advisers Act of 1940 (“Advisers Act”), or an affiliate thereof) (each, including the series thereof, an “Evergreen Fund” and collectively, the “Evergreen Funds”), all registered investment companies under the Investment Company Act of 1940 (the “1940 Act”), adopt this Code of Ethics (the “Code”) pursuant to Rule 17j‑1 under the 1940 Act.  The Code outlines the policies and procedures you must follow and the guidelines that govern your Personal Securities Transactions.

Definitions located in Appendix A.

The Evergreen Funds are committed to maintaining the highest ethical standards.  The Evergreen Funds have a no tolerance policy on dishonesty, self-dealing or trading on material non-public information.

As a person subject to this Code, you must:

Be ethical;

Act professionally;

Exercise independent judgment;

Comply with all applicable Federal Securities Laws; and

Promptly report violations or suspected violations of the Code to the Compliance department.

Each Access Person, as defined below, is required to read the Code annually.  Additionally, each Access Person must certify upon receiving the Code (or any new copy of a revised Code pursuant to Section 1.3 below) that he or she has received, read, understands, and is subject to the Code’s provisions and reporting requirements. See Appendix B.

Access Person

The Code applies to you if you are an Access Person of the Evergreen Funds because you may, at some time, have access to or obtain investment information.

Access Persons are:

all Evergreen Fund officers;

all Evergreen Fund trustees, either Interested Trustee or Independent Trustee, (please refer to Section 2.4 if you are an Independent Trustee);

each Evergreen Fund employee and any employee of any company in a control relationship to the Evergreen Funds who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of securities by an Evergreen Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

all natural persons in a control relationship with an Evergreen Fund who obtain information concerning recommendations made to an Evergreen Fund with regard to the purchase or sale of a Security by an Evergreen Fund; or

anyone else designated in writing by the CCO.

Any member of an advisory board to an Evergreen Fund (“Advisory Board Member”) will also be treated as an Access Person solely for purposes of this Code.  As an Access Person, unless you are exempt from reporting as an Independent Trustee (as described in Section 2.4 below), you are required to report your initial holdings when you become an Access Person, annual holdings each year, and quarterly transactions in any securities in which you or any Immediate Family Member has any direct or indirect beneficial ownership.  (You are not required to report transactions for, and securities held in, any account over which neither you nor any member of your immediate family has any direct or indirect influence or control.)

Our Duties and Responsibilities to You

To help you comply with this Code, the Chief Compliance Officer (“CCO”) and Compliance Department will:

Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

Give you a copy of the Code and require you to sign a form indicating that you read and understand the Code.

Give you a new copy of the Code if we make any material amendments to it and then require you to sign another form indicating that you received and read the revised Code.

Require you, if you have been so designated, to have duplicate copies of trade confirmations and account statements for each disclosed account from your broker‑dealer, bank, or other party designated on the initial, quarterly, or annual certification sent to us as soon as readily available.

Typically compare all of your reported Personal Securities Transactions with the portfolio transactions report of the Evergreen Funds each quarter.  Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

Your Duty of Loyalty

You have a duty of loyalty to the shareholders of the Evergreen Funds.  That means you always need to act in the best interests of the Evergreen Funds.

You must never do anything that allows (or even appears to allow) you to inappropriately benefit from your relationships with the Evergreen Funds.

You cannot engage in activities such as self‑dealing and must disclose all conflicts of interest between the interests of the Evergreen Funds and your personal interest to the Compliance Department.

Standards of Business Conduct

You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

You may never:

use any device, scheme or artifice to defraud the Evergreen Funds;

make any untrue statement of a material fact to the Evergreen Funds or mislead the Evergreen Funds by omitting to state a material fact;

engage in any act, practice or course of business that would defraud or deceive the Evergreen Funds;

engage in any manipulative practice with respect to the Evergreen Funds;

engage in any inappropriate trading practices, including price manipulation; or

engage in any transaction that may give the appearance of impropriety.

Exceptions to the Code

The CCO is responsible for enforcing the Code.  The CCO (or his or her designee for any exceptions sought by the CCO) may grant certain exceptions to the Code in compliance with applicable law, provided any requests and any approvals granted must be submitted and obtained, respectively, in advance and in writing.  The CCO or designee may refuse to authorize any request for exception under the Code and is not required to furnish any explanation for the refusal.

.

Personal Securities Transactions

Avoid Conflicts of Interest

When engaging in Personal Securities Transactions, there might be conflicts between the interests of the Evergreen Funds and your personal interests. Any conflicts that arise in such Personal Securities Transactions must be resolved in a manner that does not inappropriately benefit you or adversely affect the Evergreen Funds or their shareholders.  You shall always place the financial and business interests of the Evergreen Funds before your own personal financial and business interests.

Examples of inappropriate resolutions of conflicts are:

Taking an investment opportunity away from a Evergreen Fund to benefit a portfolio of which you have Beneficial Ownership;

Using your position to take advantage of available investments;

Front running a Evergreen Fund by trading in securities (or equivalent securities) ahead of a Evergreen Fund; and

Taking advantage of information or using Evergreen Fund portfolio assets to affect the market in a way that personally benefits you or a portfolio of which you have Beneficial Ownership.

Reporting Your Personal Securities Transactions

As an Access Person or an Investment Person (as defined in Appendix A), unless you are exempt from reporting as an Independent Trustee (as described in Section 2.4 below), you must report all Personal Securities Accounts, along with the reportable holdings and transactions in those accounts. There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person or an Investment Person of the Evergreen Funds, (2) a quarterly transactional report, and (3) an annual holdings report.

You must give each broker‑dealer, bank, or fund company where you have a Personal Securities Account a letter to ensure that the Compliance Department is set up to receive copies of all account statements and confirmations from such accounts.  The Compliance Department will send the letter on your behalf, upon request.

Initial Holdings Report.  Within 10 days of becoming an Access Person or an Investment Person:

You must report all Personal Securities Accounts, including account numbers, and holdings of Securities in those accounts. You must supply us with statements (electronic or paper) of all Personal Securities Accounts.  The information in the statements must be current as of a date no more than 45 days prior to the date of becoming an Access Person.
See form in Appendix D for all information required.

You must list all firms where you have securities accounts.

You must also certify that you have read and will comply with this Code.

You must provide us the report by the business day immediately before the weekend or holiday if the tenth day falls on a weekend or holiday.

Annual Holdings Reports.  Within 30 days of each year end:

You must report all Personal Securities Accounts, including account numbers, and holdings of Securities in those accounts.  The information in the statements must be current as of a date no more than 45 days old prior to when you give us the report.
See form in Appendix E for all information required.

You must also certify that you have read and will comply with this Code.

You must provide us the report by the business day immediately before the weekend or holiday if the thirtieth day falls on a weekend or holiday.

Quarterly Transactions Reports.  Within 30 days of calendar quarter end:

You must give us a report showing all Securities trades made in your Personal Securities Accounts during the quarter.  You must submit a report even if you didn’t execute any Securities trades.  If we already receive copies of your statements, you don’t need to supply duplicate information.
See form in Appendix C for all information required.

You must also inform us of any new Personal Securities Accounts you established during the past quarter.

You must provide us the report by the business day immediately before the weekend or holiday if the thirtieth day is a weekend or holiday.

Reports of the CCO

Any personal Securities holdings and transaction reports required to be filed by a CCO must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports.

Exceptions to Reporting

Independent Trustee Reporting Exceptions:   If you are an Independent Trustee, you are exempt from initial and annual holdings reports described in Section 2.2 above and may be exempt from transaction reports based on limited access to information about portfolio management activities.  In lieu of the initial holdings reports, you must certify upon receiving the Code (or any new copy of a revised Code pursuant to Section 1.3 above)that you acknowledge that you are an Access Person subject to the Code and are not required to submit an initial holdings report.

You are not required to submit quarterly transaction reports, unless you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as trustee should have known, that, during the 15-day period immediately preceding or following the date of such transaction, the same security was purchased or sold by the Evergreen Funds (or any series thereof), or was being considered for purchase or sale by the Evergreen Funds (or any series thereof) or by an investment adviser or investment sub-adviser thereto.

A copy of the initial certification form is included as Appendix B.  If you are unable to meet the filing exemption, you will be required to report as indicated in section 2.2 above for the designated period(s).

Access Persons of EIMCO:  If you are an Access Person that is also an access person under the EIMCO Code of Ethics, you do not need to file duplicate reports specifically under this Code so long as you comply with the reporting requirements under the EIMCO Code of Ethics and the reports that you file under the EIMCO Code of Ethics include all holdings and transactions and other information otherwise required to be reported under this Code.

Other Reporting Exceptions: No Access Person is required to report any of the following types of transactions:

Purchases or sales of any of the following types of investments which are not considered Securities for purposes of this Code:

Direct obligations of the U.S. Government;

Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

Shares issued by money market mutual funds, whether affiliated or non‑affiliated;

Shares issued by open-end investment companies that are not Evergreen Funds; and

Transactions in 529 plan accounts, except Edvest and tomorrow’s scholar (“Reportable 529 Plans”).

Purchases or sales that were done as part of an Automatic Investment Plan (“AIP”).  (However, you must report your initial pre-set schedule or allocation of an AIP that includes allocations to any Securities, including those made to any 401(k) plan (including to any Evergreen Funds). Additionally, if you make a purchase or sale that overrides or changes the pre‑set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report if it is otherwise reportable.)

NOTE:  401(k) plans offered through employers other than Wachovia/Wells Fargo & Co. are not required to be reported if no Evergreen Fund or other Security is offered as an investment in the plan.

Access Person Trade Procedures

As an Access Person you must comply with the following trading restrictions and prohibitions:

60 Day Holding Period for Evergreen Fund Shares

You are required to hold shares you purchase of an Evergreen Fund for 60 days.  You are NOT required to comply with the 60 day Holding Period for the money market funds.  This restriction applies without regard to tax lot considerations.  You will need to hold the shares from the date of your most recent purchase for 60 days.  If you need to sell Fund shares before the 60‑day holding period has passed, you must obtain advance written approval from the CCO or the Compliance Officer.  The 60‑day holding period does not apply to transactions pursuant to Automatic Investment Plans.  This restriction does apply to an Independent Trustee’s trades of Evergreen Fund shares.

Restricted Investments

If you are an “Investment Person” (see definitions), you may not purchase shares in an Initial Public Offering.  You must get written approval from the CCO or the Compliance Officer before you sell shares that you acquired in an IPO prior to starting work for us.Transactions in Securities that are part of a Private Placement must be pre-cleared.

To pre-clear a Private Placement, all documentation for the Private Placement (including the amount/allocation of the investment) must be sent to the Compliance Department. The Documentation may be:

emailed, to coe@wellsfargo.com

faxed, to 617-247-5011, or

mailed, to

Code of Ethics Compliance Officer

Evergreen Investments/Wells Fargo

401 South Tyron Street NC1218

Charlotte, NC 28202

Documentation will be reviewed by the Compliance Department.  After receiving the request the Code of Ethics Compliance Officer will notify you (in writing) if your trade has been approved or denied.  If a trade request for pre-clearance came from an email, the approval or denial will be reported back using the same method of the request.

Ban on Short Term Trading Profits

There is a ban on short-term trading profits for Investment Persons.  Investment Persons are not permitted to buy and sell, or sell and buy the same security (or equivalent security) within 60 calendar days and make a profit; this will be considered short-term trading.

This prohibition applies without regard to tax lot.

Short sales are subject to the 60 day profit ban.

If you make a profit on an involuntary call of an option that you wrote, those profits are excluded from this ban; however you cannot buy and sell options within 60 calendar days resulting in profits.  Settlement/expiration date on the opening option transaction must be at least 60 days out.

Sales or purchases made at the original purchase or sale price or at a loss are not prohibited during the 60 calendar day profit holding period.

You may be required to disgorge any profits you make from any sale before the 60‑day period expires.  In counting the 60 calendar days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

The ban on short-term trading profits does not apply to transactions that involve:

(i) same-day sales of securities acquired through the exercise of employee stock options or other Wells Fargo & Co. securities granted to you as compensation or through the delivery (constructive or otherwise) of previously owned employer stock to pay the exercise price and tax withholding;

(ii) commodities, futures (including currency futures), options on futures and options on currencies; or

(iii) purchases or sales that were done as part of an Automatic Investment Plan (“AIP”). However, any purchases or sales outside the pre-set schedule or allocation of the AIP, or other changes to the pre-set schedule or allocation of the AIP, within a 60-day period, are subject to the 60-day ban on short term profit.

The relevant CCO or the Compliance Officer may approve additional exceptions to the ban on short-term trading profits. Any additional exceptions require advance written approval.

Summary of What You Need to Report if You Are Required

As discussed earlier, if you are an Independent Trustee, you may not be required to submit a Quarterly Transactions Report.  However, if you are an Access Person that is not an Independent Trustee or if you are an Independent Trustee that does have to submit a Quarterly Transactions Report for a quarter, the table below serves as a handy reference for you to know what types of transactions you need to report.  If you have questions about any types of Securities not shown below, please contact the Compliance Department by email at the following address:  COE@evergreeninvestments.com.

Do I have to report transactions in the following types of investments?
Corporate debt Securities	Yes
Equity Securities, including Wells Fargo & Co. stock and employee stock options and other Wells Fargo & Co. securities granted as compensation	Yes*
Evergreen Funds	Yes
Municipal bonds	Yes
Securities held in discretionary IRA accounts	Yes
Securities purchased through Automatic Investment Plans (Reporting requirements for allocations to 401(k) plans*** and Reportable 529 Plans**** apply)	No**
Money Market Mutual Funds (affiliated and non-affiliated)	No
Mutual funds, other than ETFs and iShares, that are not Evergreen Funds	No
Exchange Traded Funds and iShares, both open-end and closed-end, and Unit Investment Trusts	Yes
Short-Term Cash Equivalents	No
U.S. Government bonds (direct obligations)	No
U.S. Treasuries/Agencies (direct obligations)	No

*   Because the Compliance Department does not receive duplicate account statements for any employee stock option accounts that you or your Immediate Family Members may have, any Personal Securities Transactions in such employee stock option accounts must be reported on the quarterly transactions report or you must manually furnish account statements or equivalent document. This means the employee executed transaction, i.e., the sell transaction of the employee stock option that was granted.

** If you make a purchase or sale of a Security that overrides or changes the pre‑set schedule or allocation of the AIP, you must include that transaction in your quarterly transactions reports.

***For any  401(k) plans, you must also report your initial pre-set schedule or allocation of the AIP that includes allocations to any Securities (including to any Evergreen Fund, except for Evergreen Funds that are money market mutual funds), and any purchases or sales of any Evergreen Fund made outside of your preset allocation.  NOTE:  401(k) plans offered through employers other than Wachovia/Wells Fargo & Co are not required to be reported if no Evergreen Fund or other Security is offered as an investment in the plan.

****For transactions in Reportable 529 Plans, you must report your initial pre-set schedule or allocation of the AIP and any purchases or sales of the Reportable 529 Plan’s units outside of your preset allocation.

Your Reports are Kept Confidential

We will use reasonable efforts to ensure that the reports you submit to us under this Code are kept confidential.  The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel.  Reports may be provided to Evergreen Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

Code Violations

Investigating Code Violations

The CCO is responsible for enforcing the Code.  The CCO or his or her designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the relevant CCO.  This includes not only instances of violations against the letter of the Code, but also any instances that may give the appearance of impropriety. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee.  Any confirmed violation of the Code will be reported to the Evergreen Funds’ Boards of Trustees.

Penalties

If you violate the provisions of the Code, the Evergreen Funds have the right to impose on you one or more of the following penalties as they may deem appropriate:

censure you;

suspend your authority to act on behalf of the Evergreen Funds; and/or recommend specific sanctions, such as disgorgement of profits, imposition of fines, and/or termination of your employment.

Your Obligation to Report Violations

You must report any violations or suspected violations of the Code to the relevant CCO or to a member of the Compliance Department.  Your reports will be treated confidentially and will be investigated promptly and appropriately.  Violations include:

non-compliance with applicable laws, rules, and regulations;

fraud or illegal acts involving any aspect of our business;

material misstatements in reports;

any activity that is specifically prohibited by the Code; and

deviations from required controls and procedures that safeguard clients and us.

Annual Written Reports to the Boards of Trustees

Issues and Violations under the Code.  At least annually, the CCO provides written reports to the Evergreen Funds’ Boards of Trustees.  The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions.  Any exceptions granted under the Code must also be described.  The CCO may report to the Evergreen Funds’ Boards more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Boards.

Our Certification to the Boards.  Each report must be accompanied by a certification to the Boards that Evergreen Funds has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Annual Review.  The CCO reviews the Code at least once a year to assess the adequacy of the Code and how effectively it works.  As part of the annual report to the Evergreen Funds’ Boards, the CCO identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

The Funds’ Boards must approve all material amendments within six months following adoption.

Record Retention

We will keep the following records in an easily accessible place at our principal place of business, and will make the records available to the SEC or any representative from the SEC at any time and from time to time for reasonable periodic, special or other examination:

Code of Ethics.  A copy of this Code and all previous versions of the Code that have been in effect for the last 5 years.

Violations.  A record of all Code violations and actions taken as a result of those violations for at least five years after the end of the fiscal year in which the violation occurs.

Required Reports.  All reports required by the Code including records of the procedures followed in connection with the pre‑clearance requests of investment personnel and any information provided in lieu of the reports required under Section 2.2 above.  All information relied on by the CCO or designee in authorizing any securities transactions, along with any reasons supporting such decision.  All reports used in post-trade monitoring and review will also be maintained.  Each required report will be maintained for at least five years after the end of the fiscal year in which the report is made or the information provided.

Access Persons and Investment Persons List.  A list of all persons who are, or have been, required to make reports pursuant to the Code, or who were responsible for reviewing these reports, within the past five years.

Board Reports.  Copies of any reports given to the Evergreen Funds’ Boards for at least five years after the end of the fiscal year in which it was made.

Appendix A
Definitions

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other Federal Securities Laws.  If a definition hereunder conflicts with the definition in the 1940 Act or other Federal Securities Laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other Federal Securities Laws, as applicable.

Automatic Investment Plan       A program that allows a person to purchase or sell securities, automatically and on a regular basis in accordance with a pre-determined schedule and allocation, without any further action by the person.  An Automatic Investment Plan includes a SIP (systematic investment plan), SWP (systematic withdrawal plan), SPP (stock purchase plan), DRIP (dividend reinvestment plan), or employer-sponsored plan.

Beneficial Owner                     You are the “beneficial owner” of any securities in which you have a direct or indirect Financial or Pecuniary Interest, whether or not you have the power to buy and sell, or to vote, the securities.

In addition, you are the “beneficial owner” of securities in which an Immediate Family Member has a direct or indirect Financial or Pecuniary Interest, whether or not you or the Immediate Family Member has the power to buy and sell, or to vote, the securities.  For example, you have Beneficial Ownership of securities in trusts of which Immediate Family Members are beneficiaries.

You are also the “beneficial owner” of securities in any account, including but not limited to those of relatives, friends and entities in which you have a non-controlling interest, over which you exercise investment discretion.  Such accounts do not include accounts you manage on behalf of Evergreen Investment Management Co, LLC or any other affiliate of Wells Fargo & Company

Control                                    The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company.  Owning 25% or more of a company’s outstanding voting securities is presumed to give you control over the company.  This presumption may be countered by the facts and circumstances of a given situation.  (See Section 2(a)(9) of the 1940 Act for a complete definition.)

Federal Securities Laws           The Securities Act of 1933 (15 U.S.C. 77a‑aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a—mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107‑204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm‑Leach-Biley Act (Pub. L. No. 100‑102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Financial or Pecuniary

Interest                                    The opportunity for you or your Immediate Family Member, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Financial or Pecuniary Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you, which may include corporations, partnerships, limited liability companies, trusts and other types of legal entities. You or your Immediate Family Member may have a Financial or Pecuniary Interest in:

Your accounts or the accounts of Immediate Family Members;

A partnership or limited liability company, if you or an Immediate Family Member is a general partner or a managing member;

A corporation or similar business entity, if you or an Immediate Family Member has or shares investment control; or

A trust, if you or an Immediate Family Member is a beneficiary.

High quality short-term

debtinstrument                        Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody’s Investors Service.

Immediate Family Member       Any of the following persons, including any such relations through adoption, who reside in the same household with you:

spouse	grandparent	mother-in-law
domestic partner	grandchild	father-in-law
parent	brother	daughter-in-law
stepparent	sister	son-in-law
child		sister-in-law
stepchild		brother-in-law

Immediate Family Member also includes any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety.

Independent Trustee                A trustee of a Evergreen Fund who is not an “interested person” of the Evergreen Fund within the meaning of Section 2(a)(19) of the 1940 Act.  An Advisory Board Member who is not an “interested person” of the Evergreen Funds within the meaning of section 2(a)(19) of the 1940 Act will be treated as an Independent Trustee solely for purposes of this Code.

Investment Persons                  Any of the following individuals:

any employee of Evergreen Funds (or of any company in a control relationship to the Fund) who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Evergreen Fund;

any natural person who controls a Evergreen Fund and who obtains information concerning recommendations made to a Evergreen Fund regarding the purchase or sale of securities by the Evergreen Fund; and

any Access Person otherwise designated by the Compliance Officer in writing that such person is an Investment Person.

Interested Trustee                    A trustee of a Evergreen Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

IPO                                          An initial public offering, or the first sale of a company’s securities to public investors.  Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Personal Securities Account    Any holding of Securities of which you have Beneficial Ownership, other than a holding of Securities previously approved by the Code of Ethics Compliance Officer over which you have no direct influence or Control.  A Personal Securities Account is not limited to securities accounts maintained at brokerage firms, but also includes holdings of Securities owned directly by you or an Immediate Family Member or held through a retirement plan of Wachovia, Wells Fargo & Co.  or any other employer.

Personal Securities Transaction A purchase or sale of a Security, of which you have or acquire Beneficial Ownership.

Private Placement                    An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) thereof or Rule 504, 505 or 506 thereunder.

Purchase or Sale of a Security            Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Security                                   As defined under Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it does not include direct obligations of the U.S. Government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market mutual funds; or shares issued by open-end investment companies other than the Evergreen Funds.

Appendix B
Acknowledgement And Certification

I certify that I have received, read, and understand that I am subject to the Code of Ethics Policy on Personal Securities Transactions dated _________, 2010 for Evergreen Funds.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

  Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code
  Employ any device, scheme or artifice to defraud any Evergreen Fund
  Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Evergreen Fund
  Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading
  Engage in any manipulative practice with respect to any Evergreen Fund
  Disclose any proprietary or non-public information in an inappropriate manner

In conjunction with this Code, please select ONE of the below:

¨            I acknowledge that, as an Independent Trustee, I am an Access Person subject to the Code of Ethics Policy on Personal Securities Transactions for Evergreen Funds.  As such, I further acknowledge that I am not required to submit an initial holdings report.

¨            I acknowledge that, as an Interested Trustee, officer or employee of Evergreen Funds, I am an Access Person subject to the Code of Ethics Policy on Personal Securities Transactions for Evergreen Funds.  As such, I further acknowledge that I am required to submit an initial holdings report.

¨            I acknowledge that I am an Access Person subject to the Code of Ethics Policy on Personal Securities Transactions for Evergreen Funds, and certify that I am also an access person required to report under the EIMCO Code of Ethics and that I have submitted an initial holdings report thereunder.  As such, I further acknowledge that I am not required to submit a duplicate initial holdings report hereunder.

I understand that unless I am exempt I violate this Code if I fail to submit a record of my Personal Securities Transactions within thirty calendar days after the end of each quarter.

______________________________                        _________________________

Signature                                                          Date

______________________________

Name (Print)

please submit form to the Compliance Department (FAX 617-247-5011)

Appendix C
Quarterly Personal Securities Transactions Report

Name of Reporting Person:
Calendar Quarter Ended:	Signature
Date Report Due:	Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Personal Securities Transactions

¨    Ihad nosecurities transactions to report for the last quarter; OR

¨    All of my securities transactions are provided on duplicate account statements; OR

Please complete the table below if you had securities transactions during the last quarter that are not provided on duplicate statements.

Date of Transaction	Name of Issuer and/or Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Name on Account, Type of Account and Account Number	Type of Transaction (purchase or sale)	Price	Name of Broker‑Dealer or Bank Effecting Transaction	Ticker or Cusip

* Keep in mind, we do not receive account statements for your 401(k) plans so if you made any trades outside of your pre-set allocations, those must be reported here.

YourSecurities Accounts

¨    I do not hold any securities accounts; OR

¨    I did not open any securities accounts during the quarter; OR

Please complete the table below if you opened a securities account during the last quarter.**

Name of Broker‑Dealer or Bank, Evergreen Fund or Affiliated Mutual Fund	Date Account was Established	Name(s) on and Type of Account	Account Number

**Please provide a copy of the most recent account statement for each account listed in the table above.

please submit form to the Compliance Department     (FAX 617-247-5011)

Appendix D
Initial Holdings Report

Name of Reporting Person:
Date Person Became Subject to the Code’s Reporting Requirements:	Signature
Information in Report Dated as of: (Note: Information should be dated no more than 45 days before you became an Access Person.)
Date Report Due:	Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

YourSecurities Holdings

¨    I have no securities holdings to report; OR

¨    All of my securities holdings are provided on duplicate account statements; OR

Please complete the table below to report your holdings.

Name of Issuer and Title of Security, including Type	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Exchange Ticker Symbol or CUSIP Number	Name of Broker‑Dealer or Bank, Fund

YourSecurities Accounts

¨    I do not hold any securities accounts; OR

Please complete the table below if you have securities accounts to report.*

Name of Broker‑Dealer or Bank, Fund	Name(s) on and Type of Account	Account Number

*Please provide a copy of the most recent account statement for each account listed in the table above.

please submit form to the Compliance Department   (FAX 617-247-5011)

Appendix E
Annual Holdings Report

Name of Reporting Person:
Information in Report Dated as of: (Note: Information should be dated no more than 45 days before report is submitted.)		Signature
Date Report Due:
Calendar Year Ended:	December 31, _____	Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

YourSecurities Holdings

¨    I have no securities holdings to report; OR

¨    All of my securities holdings are provided on duplicate account statements; OR

Please complete the table below to report your holdings.

Name of Issuer and Title of Security, including Type	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Exchange Ticker Symbol or CUSIP Number	Name of Broker‑Dealer or Bank, Fund

* Keep in mind, we do not receive account statements for your 401(k) plans so if you hold any Evergreen Funds in your plans, those must be reported here.

YourSecurities Accounts

¨    I do not hold any securities accounts; OR

Please complete the table below if you have any securities accounts to report.*

Name of Broker‑Dealer or Bank, Evergreen Fund or Affiliated Mutual Fund	Date Account was Established	Name(s) on and Type of Account	Account number

*Please provide a copy of the most recent account statement for each account listed in the table above.

please submit form to the Compliance Department (FAX 617-247-5011)

Defined as a trustee of the Evergreen Funds who is not an “interested person” of the Evergreen Funds within the meaning of section 2(a)(19) of the 1940 Act.  An Advisory Board Member who is not an “interested person” of the Evergreen Funds within the meaning of section 2(a)(19) of the 1940 Act will be treated as an Independent Trustee solely for purposes of this Code.

The “should have known” standard does not:

imply a duty of inquiry;

presume I should have deduced or extrapolated from the discussions or memoranda dealing with the Evergreen Fund’s investment strategies; or

impute knowledge from my awareness of a Evergreen Fund’s holdings, market considerations, or investment policies, objectives and restrictions.